$150,000,000 AGGREGATE PRINCIPAL AMOUNT

                FINANCIAL FEDERAL CORPORATION

          2% CONVERTIBLE SENIOR DEBENTURES DUE 2034

                     Purchase Agreement

                     dated April 5, 2004



               BANC OF AMERICA SECURITIES, LLC

                 J.P. MORGAN SECURITIES INC.



                     Purchase Agreement




                                               April 5, 2004


BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
     c/o Bank of America Securities LLC
     9 West 57th Street
     New York, New York  10019


Ladies and Gentlemen:

        Financial Federal Corporation, a Nevada corporation (the "Company"), proposes to issue and sell to the several initial purchasers named in Schedule A (the "Initial Purchasers"), acting severally and not jointly, the respective amounts set forth in such Schedule A of a $150,000,000 aggregate principal amount of the Company's 2% Convertible Senior Debentures Due 2034 (the "Firm Debentures"). In addition, the Company has granted to the Initial Purchasers an option to purchase up to an additional $25,000,000 in aggregate principal amount of its 2% Convertible Senior Debentures Due 2034 (the "Optional
Debentures" and, together with the Firm Debentures, the "Debentures"). The Debentures will be redeemable at the Company's option at any time after April 20, 2009. Banc of America Securities LLC and J.P. Morgan Securities Inc. have agreed to act as the representatives (the "Representatives") of the several Initial Purchasers in connection with the offering and sale of the Debentures.

        The Debentures are convertible into fully paid, non-assessable shares of common stock, $0.50 par value per share, of the Company (the "Common Stock"). The Debentures are convertible initially at a conversion price of approximately $44.10 per share (equivalent to an initial conversion rate of 22.6778 shares per $1,000 principal amount of the Debentures) on the terms, and subject to the conditions, set forth in the Indenture (as defined below). As used herein, "Conversion Shares" means the shares of Common Stock into which the Debentures are convertible. The Debentures will be issued pursuant to an indenture (the "Indenture") to be dated as of the First Closing Date (as defined in Section 2), between the Company and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the "Trustee"). Debentures issued in book-entry form will be issued in the name of Cede & Co., as nominee of The Depository Trust Company.

     The Debentures will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, in reliance upon an exemption therefrom.

     Holders of the Debentures (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Resale Registration Rights Agreement, dated the First Closing Date, between the Company and the Initial Purchasers (the "Registration Rights Agreement"), pursuant to which the Company will agree to file with the Commission a registration statement pursuant to Rule 415 under the Securities Act (the "Registration Statement") covering the resale of the Debentures and the Conversion Shares, and to use its reasonable best efforts to cause the Registration Statement to be declared effective. This Agreement, the Indenture, the Debentures and the Registration Rights Agreement are referred to herein collectively as the "Operative Documents."

     The Company understands that the Initial Purchasers propose to make an offering of the Debentures on the terms and in the manner set forth herein and in the Offering Memorandum (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Debentures to purchasers (the "Subsequent Purchasers") at any time after the date of execution and delivery of this Agreement. The Debentures are to be offered and sold to or through the Initial Purchasers without being registered with the Commission under the Securities Act in reliance upon exemptions therefrom. The terms of the Debentures and the Indenture will require that investors that acquire Debentures expressly agree that such Debentures (and any Conversion Shares) may only be resold or otherwise transferred, after the date hereof, if such Debentures (or Conversion Shares) are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemption afforded by Rule 144A ("Rule 144A") thereunder).

     The Company has prepared an offering memorandum dated the April 5, 2004 (the "Final Offering Memorandum") setting forth information concerning the Company, the Debentures, the Registration Rights Agreement and the Common Stock in form and substance reasonably satisfactory to the Initial Purchasers. As used in this Agreement, "Offering Memorandum" means, collectively, the Preliminary Offering Memorandum dated as of April 5, 2004 (the "Preliminary Offering Memorandum") and the Final Offering Memorandum, each as amended or supplemented by the Company.

     All references in this Agreement to financial statements and schedules and other information which is "disclosed in," "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to include the filing of any document under the Securities Exchange Act of 1934 (as amended, the "Exchange Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) which is incorporated or deemed to be incorporated by reference in the Offering Memorandum.

     The Company hereby confirms its agreements with the Initial Purchasers as follows:

          Section 1.       Representations and Warranties of the
     Company.

     The Company hereby represents and warrants to, and agrees with, the Initial Purchasers, as of the date hereof, as of the First Closing Date and as of the Second Closing Date (as defined in Section 2(b) and 2(c) hereof, respectively), as follows:

     (a) No Registration. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 6 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Debentures to the Initial Purchasers, the offer, resale and delivery of the Debentures by the Initial Purchasers and the conversion of the Debentures into Conversion Shares, in each case in the manner contemplated by this Agreement, the Indenture and the Offering Memorandum, to register the Debentures or the Conversion Shares under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

     (b)       No Integration.  None of the Company or any of its
subsidiaries   (other   than  the  Initial   Purchasers   in
connection  with  the  transactions  contemplated  by   this
Agreement, about which no representation is made by the Company) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Securities
Act) that is or will be integrated with the sale of the Debentures or the Conversion Shares in a manner that would
require  registration  under  the  Securities  Act  of   the
Debentures or the Conversion Shares.

     (c) Rule 144A. No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities
Act) as the Debentures are listed on any national securities exchange registered under Section 6 of the Exchange Act, or quoted on an automated inter-dealer quotation system.

     (d) Offering Memorandum. The Company hereby confirms that it has authorized the use of the Offering Memorandum in connection with the offer and sale of the Securities by the Initial Purchasers. Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Offering Memorandum complied or will comply when it is filed in all material respects with the Exchange
Act.   The Preliminary Offering Memorandum does not contain,
and the Final Offering Memorandum in the form used by the Initial Purchasers to confirm sales and as of a Closing Date
(as defined in Section 2), will not contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the  light of the circumstances under which they were  made,
not   misleading;  provided  that  the  Company   makes   no
representation or warranty as to information contained in or omitted from the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by or on the behalf of the Initial Purchasers specifically for inclusion therein.

     (e)       Incorporated Documents.  The Offering Memorandum
as   delivered  from  time  to  time  shall  incorporate  by
reference the most recent Annual Report of the Company on Form 10-K filed with the Commission and each Quarterly Report of the Company on Form 10-Q and each Current Report of the Company on Form 8-K filed with the Commission since the filing of the end of the fiscal year to which such Annual Report relates (other than current reports on Form 8-
K containing only information furnished under Item 9 or Item
12 of Form 8-K, unless such report specifically provides for such incorporation). The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the Exchange Act.

     (f) Offering Materials Furnished to Initial Purchasers. The Company has delivered and will deliver to the Initial Purchasers copies of the Preliminary Offering Memorandum and Final Offering Memorandum, as amended or supplemented, in such quantities and at such places as the Initial Purchasers have reasonably requested.

     (g)       Authorization of the Purchase Agreement.  This
Agreement has been duly authorized, executed and delivered by the Company.

     (h)       Authorization of the Indenture.  The Indenture has
been   duly  authorized  by  the  Company  and,   upon   the
effectiveness  of  the  Registration  Statement,   will   be
qualified under the Trust Indenture Act; on the First Closing Date, the Indenture will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of the Indenture by the Trustee, will constitute a legally valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles;
and the Indenture conforms in all material respects to the description thereof contained in the Offering Memorandum.

(i) Authorization of the Debentures. The Debentures have been duly authorized by the Company; when the Debentures are executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to this Agreement on the respective Closing Date (assuming due authentication of the Debentures by the Trustee), such Debentures will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and the Debentures will conform in all material respects to the description thereof contained in the Offering Memorandum.
     (j) Authorization of the Conversion Shares. The shares of Common Stock initially issuable upon conversion of the Debentures have been duly authorized and reserved and, when issued upon conversion of the Debentures in accordance with the terms of the Debentures and the Indenture, will be validly issued, fully paid and non-assessable, and the
issuance  of  such  shares  will  not  be  subject  to   any
preemptive or similar rights.

     (k) Authorization of the Registration Rights Agreement. At each of the First Closing Date and the Second Closing Date, the Registration Rights Agreement will be duly authorized, executed and delivered by, and will be a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification under the Registration Rights Agreement may be limited by applicable law, equitable principles or public policy.

     (l) No Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum, subsequent to the respective dates as of which information is given in the Offering Memorandum: (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a "Material Adverse Change"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect,
direct  or  contingent,  not  in  the  ordinary  course   of
business, nor entered into any material transaction or agreement not in the ordinary course of business; and
(iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

     (m) Independent Accountants. KPMG LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) audited by them and included in the Offering Memorandum, are independent public or certified public accountants as required by the Securities Act and the Exchange Act.

     (n) Preparation of the Financial Statements. The financial statements, together with the related schedules and notes, included in the Offering Memorandum present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.

     (o) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries listed on Schedule B hereto ("Significant Subsidiaries") has
been  duly  incorporated  and  is  validly  existing  as   a
corporation  in  good  standing  under  the  laws   of   the
jurisdiction  of  its incorporation and has corporate  power and  authority to own, lease and operate its properties  and to conduct its business as described in the Offering Memorandum and, in the case of the Company, to enter into and  perform  its  obligations under each of  the  Operative
Documents.    Each  of  the  Company  and  each  Significant
Subsidiary  is  duly qualified as a foreign  corporation  to
transact   business  and  is  in  good  standing   in   each
jurisdiction  in  which  such  qualification  is   required,
whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the  failure  to so qualify or to be in good standing  would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital
stock   of   each  Significant  Subsidiary  has  been   duly
authorized   and   validly  issued,  is   fully   paid   and
nonassessable  and  is  owned by the  Company,  directly  or
through   subsidiaries,  free  and  clear  of  any  security
interest, mortgage, pledge, lien, encumbrance or claim.

     (p) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum under the
caption   "Capitalization"  (other   than   for   subsequent
issuances, if any, pursuant to employee benefit plans described in the Offering Memorandum or upon exercise of outstanding options described in the Offering Memorandum). The Common Stock (including the Conversion Shares) conforms
in   all   material  respects  to  the  description  thereof
contained in the Offering Memorandum. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase,
or   equity   or   debt  securities  convertible   into   or
exchangeable or exercisable for, any capital stock of the Company or any of its Significant Subsidiaries other than
those accurately described in the Offering Memorandum.   The
description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other
rights   granted  thereunder,  set  forth  in  the  Offering
Memorandum accurately and fairly describes in all material respects such plans, arrangements, options and rights.

     (q) Stock Exchange Listing. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the New York Stock Exchange (the "NYSE"), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

     (r) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its Significant Subsidiaries is in
violation of its respective charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

        The Company's execution, delivery and performance of the Operative Documents and consummation of the transactions contemplated thereby and by the Offering Memorandum (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company,
(ii) will not conflict with or constitute a breach of, or a Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the
Company's execution, delivery and performance of the Operative Documents and consummation of the transactions contemplated thereby and by the Offering Memorandum, except
(i) with respect to the transactions contemplated by the Registration Rights Agreement, as may be required under the Securities Act, the Trust Indenture Act and the Rules and Regulations promulgated thereunder and (ii) applicable state securities or blue sky laws.

     (s) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending against or, to the best of the Company's knowledge, either threatened against or affecting the Company or any of its Significant Subsidiaries, including any such action, suit or proceeding (i) which has as the subject thereof any officer or  director of, or property owned or leased by, the Company or any of its Significant Subsidiaries or (ii) relating to environmental or discrimination matters, where in the case
of   clauses   (i)  and  (ii)  (A)  there  is  a  reasonable
possibility that such action, suit or proceeding might be determined adversely to the Company or such Significant Subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the
consummation  of  the  transactions  contemplated  by   this
Agreement.

     (t) Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses,
approvals,   trade   secrets  and   other   similar   rights
(collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change.

     (u)       All Necessary Permits, etc.  The Company and each
Significant  Subsidiary  possess  such  valid  and   current
certificates,  authorizations  or  permits  issued  by   the
appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except for such certificates, authorizations and permits the absence of which would not result in a Material Adverse
Change.   Neither the Company nor any Significant Subsidiary
has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

     (v) Company Not an "Investment Company". The Company is not, and, after receipt of payment for the Debentures and application of the proceeds as described in the Offering
Memorandum,  will  not  be,  required  to  register  as   an
"investment  company" within the meaning of  the  Investment
Company Act of 1940.

     (w) No Price Stabilization or Manipulation. The Company has not taken and will not take any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Debentures, the Conversion Shares or any other security of the Company to facilitate the sale or resale of the Debentures, other than stabilization transactions of the Initial Purchasers as described in the Offering Memorandum.

     (x) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any Significant Subsidiary or any other person required by the Securities Act or the Exchange Act to be described in the documents incorporated by reference which have not been described as required.

     (y) No General Solicitation. None of the Company or any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), has, directly or through an agent, engaged in any form of general solicitation or general advertising in connection with the offering of the Debentures or the Conversion Shares (as those terms are used in Regulation D) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; the Company has not entered into any contractual arrangement with respect to the distribution of the Debentures or the Conversion Shares except for this Agreement, and the Company will not enter into any such arrangement except for the Registration Rights Agreement and as may be contemplated thereby.

     (z) Company's Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets.

     (aa) ERISA Compliance. The Company and its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o)
of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member.
No  "reportable event" (as defined under ERISA) has occurred or  is  reasonably  expected to occur with  respect  to  any
"employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates.
No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if  such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of
the  Code.   Each  "employee benefit  plan"  established  or
maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under
Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would result in the loss of such qualification.

     (bb) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of their families.

        Any certificate signed by an officer of the Company on behalf of the Company and delivered to the Representatives or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to each Initial Purchaser as to the matters set forth therein.

        The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

     Section 2.       Purchase, Sale and Delivery of the
Debentures.

     (a)       The Firm Debentures.  The Company agrees to issue
and   sell  to  the  several  Initial  Purchasers  the  Firm
Debentures upon the terms herein set forth.  On the basis of
the   representations,  warranties  and  agreements   herein
contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchasers agree, severally and not jointly, to purchase from the Company the respective amount of Firm Debentures set forth opposite their names on Schedule A at a purchase price of 97.5% of the aggregate principal amount thereof.

     (b) The First Closing Date. The closing with respect to the Firm Debentures shall be held at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York
(or  such other place as may be agreed to by the Company and the Initial Purchasers) at 10:00 a.m. New York time, on April 12, 2004 (unless postponed in accordance with Section
9) or such other time and date not later than 10:00 a.m. New York time, on April 20, 2004 as the Representatives shall designate by notice to the Company (the time and date of
such  closing  are  called the "First Closing  Date").   The
Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Representatives to recirculate copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 9.

     (c) The Optional Debentures; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the Initial Purchasers to purchase, severally and not jointly, up to $25,000,000 aggregate principal amount of Optional Debentures from the Company at the same price as the purchase price to be paid by the Initial Purchasers for the Firm Debentures, plus interest from the First Closing Date to the Second Closing
Date.   The  option granted hereunder may  be  exercised  in
whole or in part at any time (but not more than once) upon notice by the Representatives to the Company, so long as such notice is given and the Optional Debentures are issued by the Company within 13 days from the date of the First Closing Date. Such notice shall set forth (i) the amount (which shall be an integral multiple of $1,000 in aggregate principal amount) of Optional Debentures as to which the Initial Purchasers are exercising the option, (ii) the names and denominations in which the Optional Debentures are to be registered and (iii) the time, date and place at which such Debentures will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date, nor later than 10 days after the date of such notice;
and in the case of simultaneous closings the term "First Closing Date" shall refer to the time and date of delivery
of  the Firm Debentures and the Optional Debentures).   Such
time and date of delivery, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall
be  determined  by  the Representatives.   If  any  Optional
Debentures are to be purchased, each Initial Purchaser agrees, severally and not jointly, to purchase the principal amount of Optional Debentures (subject to such adjustments to eliminate fractional amount as the Representatives may determine) that bears the same proportion to the total principal amount of such Optional Debentures to be purchased as the principal amount of Firm Debentures set forth on Schedule A opposite the name of such Initial Purchaser bears
to  the  total  principal amount of  Firm  Debentures.   The
Initial  Purchasers may cancel the option at any time  prior
to   its  expiration  by  giving  written  notice  of   such
cancellation to the Company. Each of the First Closing Date and the Second Closing Date is called a "Closing Date."

     (d) Payment for the Debentures. Payment for the Debentures shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to an account specified by the Company.

      It is understood that the Representatives have been authorized, for their own accounts and the accounts of the several Initial Purchasers, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Debentures and any Optional Debentures the Initial Purchasers have agreed to purchase. The Representatives, individually and not in their capacity as such, may (but shall not be obligated to) make payment for any Debentures to be purchased by any Initial Purchaser whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Initial Purchaser, but any such payment shall not relieve such Initial Purchaser from any of its obligations under this Agreement.

     (e) Delivery of the Debentures. The Company shall deliver, or cause to be delivered, to the Representatives, for the accounts of the several Initial Purchasers the Firm Debentures in the form of one or more permanent global securities  in  definitive form (the  "Global  Debentures"),
deposited  with  the  Trustee  as  custodian  for  DTC   and
registered in the name of Cede & Co., as nominee for DTC, at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Representatives for the accounts of the several Initial Purchasers, the Optional Debentures in the form of Global Debentures,
deposited  with  the  Trustee  as  custodian  for  DTC   and
registered in the name of Cede & Co., as nominee for DTC, which the Initial Purchasers have agreed to purchase at the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

     Section 3.       Additional Covenants of the Company.

        The Company further covenants and agrees with the Initial Purchasers as follows:

     (a)       Representatives' Review of Proposed Amendments and
Supplements.   During  such period  beginning  on  the  date
hereof and ending on the date which is the earlier of nine months after the date hereof or the completion of the resale of  the Debentures by the Initial Purchasers (as notified by the Initial Purchasers to the Company), prior to amending or supplementing the Offering Memorandum, the Company shall furnish to the Representatives and their counsel for review a  copy  of each such proposed amendment or supplement,  and the  Company  shall  not print or distribute  such  proposed
amendment   or   supplement  to  which  the  Representatives
reasonably object.

     (b) Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters. If, at any time prior to the earlier of nine months after the date hereof or the completion of the resale of the Debentures by the Initial Purchasers (as notified by the Initial Purchasers to the Company), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if in the opinion of counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Offering Memorandum to comply with law, the Company shall promptly notify the Initial Purchasers and prepare, subject to
Section 3(a) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission.

     The Company hereby expressly acknowledges that the indemnification and contribution provisions of Sections 7 and 8 hereof are specifically applicable and relate to each Offering Memorandum, amendment or supplement referred to in this Section 3.

     (c) Copies of Offering Memorandum. The Company agrees to furnish the Initial Purchasers, without charge, until the earlier of nine months after the date hereof or the completion of the resale of the Debentures by the Initial
Purchasers (as notified by the Initial Purchasers to the Company) as many copies of the Offering Memorandum and any amendments and supplements thereto as the Initial Purchasers may reasonably request.

     (d) Blue Sky Compliance. The Company shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers, as the Initial Purchasers may reasonably request from time to time, to qualify or register the Debentures for sale under (or obtain exemptions from the application of)
the state securities or blue sky laws of those jurisdictions designated by the Representatives and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Debentures.
The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. So long as the Company is  required  to continue such qualifications, registrations or  exemptions,  the Company will advise the Representatives
promptly   of   the  suspension  of  the  qualification   or
registration of (or any such exemption relating to) the Debentures for offering, sale or trading in any jurisdiction or  any initiation or, to the Company's knowledge, threat of any proceeding for any such purpose, and in the event of the
issuance   of   any  order  suspending  such  qualification,
registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

     (e) Rule 144A Information. For so long as any of the Debentures are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company shall
provide  to  any  holder  of  the  Debentures  or   to   any
prospective  purchaser of the Debentures designated  by  any
holder,   upon   request  of  such  holder  or   prospective
purchaser,  information  required to  be  provided  by  Rule
144A(d)(4) of the Securities Act if, at the time of such request, the Company is not subject to the reporting requirements under Section 13 or 15(d) of the Exchange Act.

     (f) Legends. Each of the Debentures will bear, to the extent applicable, the legend contained in "Notice to Investors" in the Offering Memorandum for the time period and upon the other terms stated therein.

     (g) No General Solicitation. Except following the effectiveness of the Registration Statement (as defined in the Registration Rights Agreement), the Company will not, and will cause its subsidiaries not to, solicit any offer to buy or offer to sell the Debentures by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of
Section 4(2) of the Securities Act.

     (h) Rule 144 Tolling. During the period of two years after the last Closing Date, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Debentures which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

     (i) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Debentures sold by it in the manner described under the caption "Use of Proceeds" in the Offering Memorandum.

     (j) Company to Provide Interim Financial Statements. Prior to the Closing Date, the Company will furnish the Initial Purchasers, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements or information as the Initial Purchasers may request of the Company for any period
subsequent  to  the  period  covered  by  the  most   recent
financial statements appearing in the Offering Memorandum.

     (k) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the 60th day following the date hereof, the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Debentures and the Conversion Shares); provided, however, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Final Offering Memorandum, but only if the holders of such shares, options, or shares issued upon exercise of such options, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such 60 day period without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives); provided, further, that the Company may issue restricted shares of Common Stock or options to purchase its Common Stock to any employee or prospective employee who has not executed a lock-up agreement pursuant to Section 5(h) hereof.

     (l) Future Reports to the Representatives. During the period of five years after the First Closing Date the Company will furnish, to the extent not available on its
website,   to  the  Representatives  c/o  Banc  of   America
Securities  LLC,  9 West 57th Street, New  York,  NY  10022,
Attention: Eric Hambleton, (i) as soon as practicable  after the end of each fiscal year, copies of the annual report to shareholders of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for  the  year  then ended and the opinion  thereon  of  the
Company's    independent   public   or   certified    public
accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on
Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

     Section 4.       Payment of Expenses.

        The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Debentures (including all printing and engraving costs), (ii) all fees and expenses of the Trustee under the Indenture, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Debentures to the Initial Purchasers, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants, (v) all costs and expenses incurred in connection with the preparation, printing, shipping and distribution of the Offering Memorandum, all amendments and supplements thereto and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company in connection with qualifying or registering (or obtaining exemptions from the qualification or registration
of) all or any part of the Debentures for offer and sale under the state securities or blue sky laws (vii) the fees and expenses associated with including the Conversion Shares on the NYSE and (viii) all expenses and fees in connection with admitting the Debentures for trading in the NASD PORTAL Market ("PORTAL"). Except as provided in this Section 4 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

     Section 5.       Conditions of the Obligations of the
Initial Purchasers.

        The obligations of the Initial Purchasers to purchase and pay for the Debentures as provided herein on the First Closing Date and, with respect to the Optional Debentures, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Debentures, as of the Second Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

     (a) Accountants' Comfort Letter. On the date hereof, the Representatives shall have received from KPMG LLP, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the  Representatives, containing statements and  information of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers, delivered according to Statement of Auditing Standards No. 72, 76 and 100 (or any
successor  bulletin),  with  respect  to  the  audited   and
unaudited   financial  statements  and   certain   financial
information contained in the Offering Memorandum.

     (b) No Material Adverse Change or Rating Agency Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Debentures, the Second Closing Date:

          (i) in the judgment of the Initial Purchasers there shall not have occurred any Material Adverse Change; and

          (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its Significant Subsidiaries or in the rating outlook for the Company or any of its Significant Subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

     (c) Opinion of Counsel for the Company. On each of the First Closing Date and the Second Closing Date the Initial Purchasers shall have received the favorable opinion of (i) Orrick, Herrington & Sutcliffe LLP, counsel for the Company, (ii) Erwin & Thompson LLP, Nevada counsel and (iii) Angelo Garubo, General Counsel for the Company, all dated as of such Closing Date, the forms of which are attached as Exhibits A-1, A-2, and A-3.

     (d) Opinion of Counsel for the Initial Purchasers. On each of the First Closing Date and the Second Closing Date
the   Representatives  shall  have  received  the  favorable
opinion of Davis Polk & Wardwell, counsel for the Initial Purchasers, dated as of such Closing Date, in form and substance satisfactory to the Representatives.

     (e) Officers' Certificate. On each of the First Closing Date and the Second Closing Date the Initial Purchasers shall have received a written certificate of the Company executed by the Chairman of the Board, Chief Executive Officer and President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, on behalf of the Company, dated as of such Closing Date, to the effect set forth in subsection (b)(ii) of this
Section 5, and further to the effect that:

          (i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

          (ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.
     (f) Bring-down Comfort Letter. On each of the First Closing Date and the Second Closing Date the Representatives shall have received from KPMG LLP, independent auditors for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than five business days prior to the First Closing Date or Second Closing Date, as the case may be.

     (g) Registration Rights Agreement. On the First Closing Date, the Company and the Initial Purchasers shall have executed and delivered the Registration Rights Agreement (in form and substance satisfactory to the Initial Purchasers), and the Registration Rights Agreement shall be in full force and effect.

     (h) Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Initial Purchasers an agreement in the form of Exhibit B hereto from each of the officers and directors of the Company, and such agreement shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

     (i) PORTAL Designation. On the First Closing Date, the Debentures shall have been designated PORTAL-eligible securities in accordance with the rules and regulations of the NASD.

     (j)       Additional Documents.  On or before each of the
First  Closing  Date  and  the  Second  Closing  Date,   the
Representatives and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Debentures as contemplated herein, or in order to evidence the accuracy of
any   of   the  representations  and  warranties,   or   the
satisfaction of any of the conditions or agreements, herein contained.

     (k) Approval of Listing. At the First Closing Date the Conversion Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.

       If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchasers by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Debentures, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7 and Section 8 shall at all times be effective and shall survive such termination.

     Section 6. Representations, Warranties and Agreements of Initial Purchaser.

        Each   of  the  Initial  Purchasers  represent   and
warrant  that  it  is  a  "qualified  institutional   buyer"
("QIB"),  as  defined  in Rule 144A of the  Securities  Act.
Each Initial Purchaser agrees with the Company that:

       (a) The Debentures and the Conversion Shares have not been and will not be registered under the Securities Act in connection with the initial offering of the Debentures.

       (b)    The  Initial  Purchasers  are  purchasing  the
Debentures  pursuant  to  a  private  sale  exemption   from
registration under the Securities Act.

       (c)   The  Debentures have not been and will  not  be
offered   or  sold  by  the  Initial  Purchasers  or   their
affiliates acting on their behalf except in accordance with Rule 144A.

       (d) The Initial Purchasers will not offer or sell the Debentures in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising in the United States.

       (e) The Initial Purchasers have not offered or sold, and will not offer or sell, any Debentures except to persons whom they reasonably believe to be QIBs.

     Section 7.       Indemnification.

     (a) Indemnification of the Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as
incurred,   to   which  such  Initial  Purchaser   or   such
controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue  statement  of  a  material  fact  contained  in  the
Offering   Memorandum  (or  any  amendment   or   supplement
thereto), or the omission or alleged omission therefrom of a
material   fact,  in  each  case,  necessary  to  make   the
statements therein, in light of the circumstances under which they were made, not misleading; or (ii) in whole or in
part   upon  any  inaccuracy  in  the  representations   and
warranties of the Company contained herein; or (iii) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Offering Memorandum (or any amendment or supplement thereto); provided, further, that with respect to any Preliminary Offering Memorandum, the foregoing indemnity agreement shall not inure to the benefit of any Initial Purchaser from whom the person asserting any loss, claim, damage, liability or expense purchased Debentures, or any person controlling such Initial Purchaser, if copies of the Final Offering Memorandum were timely delivered to such Initial Purchaser pursuant to
Section 2 and a copy of the Final Offering Memorandum (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Initial Purchaser to such person, at or prior to the written confirmation of the sale of the Debentures to such person, and if the Final
Offering Memorandum (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense; and provided, further, that nothing in this Section 7(a) shall obligate the Company to indemnify any Initial Purchaser, its directors, officers and employees and controlling persons, who has failed or refused to purchase Debentures which they have agreed to purchase on the First Closing Date or the Second Closing Date, as the
case  may  be.   The indemnity agreement set forth  in  this
Section 7(a) shall be in addition to any liabilities that the Company may otherwise have.

     (b)       Indemnification of the Company, its Directors and
Officers.    Each  Initial  Purchaser,  severally  and   not
jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or  at  common law or otherwise (including in settlement  of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the
extent,  that  such  untrue  statement  or  alleged   untrue
statement  or omission or alleged omission was made  in  the
Offering   Memorandum  (or  any  amendment   or   supplement
thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or  any  such  director,  officer or controlling  person  in
connection   with   investigating,   defending,    settling,
compromising  or  paying  any  such  loss,  claim,   damage,
liability,   expense   or  action.    The   Company   hereby
acknowledges that the only information that the Initial Purchasers have furnished to the Company expressly for use in the Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in Schedule C; and the Initial Purchasers confirm that such statements are correct.
The indemnity agreement set forth in this Section 7(b) shall
be   in  addition  to  any  liabilities  that  each  Initial
Purchaser may otherwise have.

     (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof may be made against an indemnifying party under this
Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 7 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and counsel for the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other fees or expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the fees or expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Representatives in the case of Section 7(b) and Section 8), representing the indemnified parties who are parties to such action).

     (d)       Settlements.  The indemnifying party under this
Section  7  shall  not be liable for any settlement  of  any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment
for   the  plaintiff,  the  indemnifying  party  agrees   to
indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or
judgment.   No indemnifying party shall, without  the  prior
written  consent  of  the  indemnified  party,  effect   any
settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in
respect   of  which  any  indemnified  party  is  or   could
reasonably have been a party and indemnity was or could reasonably have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     Section 8.       Contribution.

      If the indemnification provided for in Section 7 is for any reason held to be unavailable to or otherwise insufficient  to  hold  harmless  an  indemnified  party  in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Debentures pursuant to this Agreement or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Debentures pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Debentures pursuant to this
Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Debentures. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this
Section 8; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7(c) for purposes of indemnification.

        The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this
Section 8.

       Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Debentures distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this
Section 8 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 8, each officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

     Section 9.       Default of One or More of the Several
Initial Purchasers.

       If, on the First Closing Date or the Second Closing Date, as they case may be, any one or more of the several Initial Purchasers shall fail or refuse to purchase Debentures that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Debentures which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Debentures to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the principal amount of Firm Debentures set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Firm Debentures set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Initial Purchasers, to purchase the Debentures which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Initial Purchasers shall fail or refuse to purchase Debentures and the aggregate principal amount of Debentures with respect to which such default occurs exceeds 10% of the aggregate principal amount of Debentures to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Debentures are not made within 48 hours after such default, this Agreement shall terminate without liability of any party (other than a defaulting Initial Purchaser) to any other party except that the provisions of Section 4, Section 7 and Section 8 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Offering Memorandum or any other documents or arrangements may be effected.

     As used in this Agreement the term "Initial Purchaser" shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 9. Any action taken under this Section 9 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

     Section 10.      Termination of this Agreement.

        On or prior to the First Closing Date this Agreement may be terminated by the Representatives by notice given to the Company if at any time after the date hereof
(i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the NYSE or trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any federal or New York authority; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Debentures in the manner and on the terms described in the Offering Memorandum or to enforce contracts for the sale of securities. Any termination pursuant to this Section 10 shall be without liability on the part of (a) the Company to any Initial Purchaser, (b) the Initial Purchasers to the Company, or (c) of any party hereto to any other party except that the provisions of
Section 7 and Section 8 shall at all times be effective and shall survive such termination.

     Section 11.      Representations and Indemnities to Survive
Delivery.

        The respective indemnities, contribution, agreements, representations, warranties and other statements of the Company, of its officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the result hereof, made by or on behalf of any Initial Purchaser or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and
(ii) acceptance of the Debentures and payment for them hereunder.

     Section 12.      Notices.

        All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

  If to the Representatives, c/o:
       Banc of America Securities LLC
       9 West 57th Street
       New York, New York  10019
       Facsimile:  212-583-8457
       Attention:  Eric Hambleton

  with a copy to:
       Davis Polk & Wardwell
       450 Lexington Avenue
       New York, New York  10017
       Facsimile:  212-450-4000
       Attention:  Charles S. Whitman, III

  If to the Company:
       Financial Federal Corporation
       733 Third Avenue
       New York, New York 10017
       Facsimile:  212-286-5885
       Attention:  Angelo Garubo

  with a copy to:
       Orrick, Herrington & Sutcliffe LLP
       666 Fifth Avenue
       New York, New York  10103
       Facsimile:  212-506-5151
       Attention:  Lawrence Fisher
                   Christopher Moore


  Any party hereto may change the address for receipt of communications by giving written notice to the others.

     Section 13.      Successors.

        This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchaser pursuant to Section 9 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7 and Section 8, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Debentures as such from any Initial Purchaser merely by reason of such purchase.

    Section 14.      Partial Unenforceability.

        The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

     Section 15.      Governing Law Provisions; Consent to
Jurisdiction.

          (a) Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          (b) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

     Section 16.      General Provisions.

        This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

        Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 7 and the contribution provisions of Section 8, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 7 and 8 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Offering Memorandum (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.



If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                              Very truly yours,

                              FINANCIAL FEDERAL CORPORATION


                               By:__________________________
                                Name:
                                Title:

                              By:__________________________
                                Name:
                                Title:


       The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
     Acting as Representatives of the
     Several Initial Purchasers named in
     the attached Schedule A


BANC OF AMERICA SECURITIES LLC

  By: _________________________________
    Name:
    Title


J.P. MORGAN SECURITIES INC.

  By: _________________________________
    Name:
    Title

                                                 SCHEDULE A





Initial Purchasers                                     Aggregate
                                                       Principal
                                                       Amount of
                                                       Debentures
                                                         to be
                                                       Purchased

Banc of America Securities LLC                        $63,750,000
J.P. Morgan Securities Inc.                            63,750,000
Piper Jaffray & Co.                                    15,000,000
Citigroup Global Markets, Inc.                          7,500,000

Total                                                $150,000,000





                                                  SCHEDULE B



           SIGNIFICANT SUBSIDIARIES OF THE COMPANY



1.   Financial Federal Credit Inc.

2.   Financial Federal Funding LLC

                                                  SCHEDULE C



Information the Initial Purchasers have furnished to the Company for use in the Offering Memorandum:

  1. The last sentence of the text on the cover page of the Offering Memorandum, concerning delivery of the Debentures by the Initial Purchasers;

  2. The names and corresponding amounts set forth in the table of Initial Purchasers in the first paragraph of text under the caption "Plan of Distribution" in the Offering
     Memorandum; and

  3. Paragraphs 6 (2nd and 3rd sentences), 8 and 9 set forth under the caption "Plan of Distribution" in the Offering
     Memorandum.






                                            EXHIBIT A-1

 FORM OF OPINION OF ORRICK HERRINGTON & SUTCLIFFE LLP,
 COUNSEL FOR THE COMPANY, TO BE DELIVERED PURSUANT TO
        SECTION 5(c) OF THE PURCHASE AGREEMENT

     (i) The Company is duly qualified as a foreign corporation to do business as a foreign corporation in the State of New York and is in good standing in the State of New York.

     (ii) Funding has been duly organized and is validly
existing  as  a  limited  liability  company  in   good
standing in the State of Delaware, has requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum.

     (iii)      Each  of  the Purchase  Agreement,  the
Indenture,  the Debentures and the Registration  Rights
Agreement  has  been  duly  authorized,  executed   and
delivered by the Company.

     (iv) Each of the Indenture and the Registration Rights
Agreement is a valid and binding agreement of the Company enforceable in accordance with its terms, and, upon receipt of payment by the Initial Purchasers, the Debentures will be a valid and binding obligation of the Company enforceable in accordance with its terms.

     (v) The shares of Common Stock initially issuable upon conversion of the Debentures have been duly authorized and reserved, and, when issued upon conversion of the Debentures in accordance with the terms of the Debentures, will be validly issued, fully paid and non-assessable.

     (vi) It is not necessary in connection with the offer, sale and delivery of the Debentures to the Initial
Purchasers, or in connection with the initial resale of such Debentures by the Initial Purchasers, in the manner contemplated by the Purchase Agreement and the Offering Memorandum, to register the Debentures under the Securities Act of 1933, as amended, or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

     (vii)     The documents incorporated by reference in
the   Offering   Memorandum,  when   filed   with   the
Commission,  complied  as  to  form  in  all   material
respects with the requirements of with the Exchange Act
and   the  rules  and  regulations  of  the  Commission
thereunder.

     (viii)    The statements in the Offering Memorandum
under   the   captions  "Description  of   Debentures",
"Description  of  Capital Stock"  and  "Certain  United
States  Tax Considerations," insofar as such statements
constitute  matters  of  law, summaries  of  (a)  legal
matters,   (b)   the   Company's  charter   or   by-law
provisions,   (c)  legal  documents,   or   (d)   legal
conclusions, fairly present and summarize, in all material respects, the matters referred to therein.

     (ix) No consent, approval or authorization of,  or
registration  or  filing  with,  any  governmental   or
regulatory authority or agency, is required for the Company's execution, delivery and performance of the Purchase Agreement, the Indenture, the Registration
Rights Agreement or the Debentures, except as required under the Securities Act, applicable state securities or blue sky laws and by the NASD.

     (x)   The  execution and delivery of the  Purchase
Agreement, the Indenture and the Debentures by the Company and the performance by the Company of its obligations thereunder will not result in any violation of New York or federal law or regulation applicable to the Company or any Significant Subsidiary.

     (xi) The Company is not and, after receipt of payment
for the Debentures and the application of the proceeds
thereof as described in the Offering Memorandum, will
not be an "investment company" as such term is defined
in the Investment Company Act of 1940, as amended.
In   addition,  such  counsel  shall  state   that   in
connection   with  the  preparation  of  the   Offering
Memorandum, they have participated in conferences  with
representatives  of  the Initial  Purchasers  and  with
certain officers and employees of the Company, at which
the  contents  of the Offering Memorandum  and  related
matters  were discussed and, although such counsel  has
not  undertaken to investigate or verify independently,
and does not assume responsibility for, the accuracy or
completeness  of  the  statements  contained   in   the
Offering Memorandum (other than as explicitly stated in
paragraph  (viii) above), based upon that participation
and  review,  no facts have come to their attention  to
lead   them  to  believe  that  (except  for  financial
statements  and  schedules  and  other  financial   and
statistical data included in or omitted from the Offering Memorandum, as to which they need express no opinion), the Offering Memorandum, as of its date, contained, and on the date of this letter, contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Such  counsel may rely solely upon the opinion of Erwin
& Thompson addressed to the Initial Purchasers as to matters pertaining to the law of the State of Nevada.
Such counsel need make no independent examination of such matters.

                                            EXHIBIT A-2

FORM OF OPINION OF ERWIN & THOMPSON LLP, NEVADA COUNSEL
 FOR THE COMPANY, TO BE DELIVERED PURSUANT TO SECTION
            5(c) OF THE PURCHASE AGREEMENT


     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada.

     (ii)      The Company has corporate power and
authority to own, lease and operate its properties and to conduct its business as described in the Offering
Memorandum and to enter into and perform its obligations under the Purchase Agreement.

     (iii)     The authorized, issued and outstanding
capital stock of the Company (including the Common
Stock) is as described in the Offering Memorandum under the caption "Capitalization" as of the stated dates.
All of the issued and outstanding shares of Common
Stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable.

     (iv)      Each of the Purchase Agreement, the
Indenture, the Debentures and the Registration Rights
Agreement has been duly authorized, executed and delivered by the Company and, each of the Indenture and the Registration Rights Agreement is a valid and binding agreement of the Company enforceable in accordance with its terms, and, upon receipt of payment from the Initial Purchasers, the Debentures will be valid and binding obligations of the Company enforceable in accordance with their terms.

     (v) The shares of Common Stock initially issuable upon conversion of the Debentures have been duly authorized and reserved and, when issued upon conversion of the Debentures in accordance with the terms of the Debentures, will be validly issued, fully paid and non-assessable.

     (vi)      No shareholder of the Company has any
preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising by operation of the charter or by-laws of the Company or the laws of the State of Nevada.

     (vii)     The execution and delivery by the
Company of the Purchase Agreement, the Indenture and the Debentures, and performance by the Company of its obligations under such instruments and will not (a) result in any violation of the provisions of the Company's Restated Articles of Incorporation or Bylaws;
(b) or to such counsel's knowledge, conflict with or result in the violation of any law or regulation applicable to the Company.

                                            EXHIBIT A-3

FORM OF OPINION OF INTERNAL COUNSEL FOR THE COMPANY, TO
 BE DELIVERED PURSUANT TO SECTION 5(c) OF THE PURCHASE
                       AGREEMENT

     (i)  Financial Federal Credit Inc. ("Credit") has been
duly   incorporated  and  is  validly  existing  as   a
corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and, to my knowledge, each of Credit and Financial Federal Funding, LLC. ("Funding") is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Change.

     (ii) All of the outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable.

     (iii) All of the issued and outstanding capital stock of each Significant Subsidiary of the Company is held of record by the Company or Credit and has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, to my knowledge, free and clear of any security interest, mortgage, pledge, lien, encumbrance or any pending or threatened claim.

     (iv) The authorized, issued and outstanding capital stock of the Company (including the Common Stock) is as set forth in the Offering Memorandum under the caption
"Capitalization".

     (v) The Company and each Significant Subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and, to my knowledge, neither the Company nor any Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse
Change.

     (vi) The statements in the Company's Annual Report on
Form 10-K for the year ended July 31, 2003 under the captions "Item 1. Business Proprietary Rights," "Item
3. Legal Proceedings," and "Item 13. Certain
Relationships and Related Transactions," insofar as such statements constitute summaries of (a) legal matters, (b) the Company's charter or by-law provisions, (c) legal documents, (d) legal conclusions or legal proceedings, fairly present and summarize, in all material respects, the matters referred to therein.

     (vii) There are no legal or governmental actions, suits or proceedings pending or, to my knowledge, threatened against the Company or any of its Significant Subsidiaries, including any such action, suit or proceeding (a) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its Significant Subsidiaries or (b) relating to environmental or discrimination matters, where in the case of clauses (a) and (b) (1) it is reasonably likely that such action, suit or proceeding would be determined adversely to the Company or such Significant Subsidiary and (2) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse
Change or adversely affect the consummation of the transactions contemplated by this Agreement.

     (viii)    The execution and delivery of the Purchase
Agreement, the Indenture, the Registration Rights
Agreement and the Debentures by the Company and the performance by the Company of its obligations thereunder will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to any material
Existing Instrument.

     (ix) To my knowledge, neither the Company nor any Significant Subsidiary is in violation of its charter or by laws or any law, administrative regulation or administrative or court decree applicable to the Company or any Significant Subsidiary or is in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any material Existing Instrument, except in each such case for such violations or Defaults as would not, singly or in the aggregate, result in a Material Adverse Change.

     (x) To my knowledge, no stockholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company.

          In  addition, such counsel shall  state  that
although  they  have not undertaken to  investigate  or
verify  independently, and do not assume responsibility
for,  the  accuracy or completeness of  the  statements
contained  in  the Offering Memorandum (other  than  as
explicitly  stated in paragraph (vi) above),  no  facts
have  come  to their attention to lead them to  believe
that (except for financial statements and schedules and
other  financial and statistical data  included  in  or
omitted from the Offering Memorandum, as to which  such
counsel   need   express  no  opinion),  the   Offering
Memorandum, as of its date, contained, and on the date of this letter, contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.


                                              EXHIBIT B


                                           ?     , 2004


BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES, INC.
  As Representatives of the Several Initial Purchasers
  c/o Banc of America Securities LLC
  9 West 57th Street
  New York, New York  10019

     Re:  Financial Federal Corporation (the "Company")

Ladies and Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of common stock, $0.50 par value per share, of the Company ("Common Stock") or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out an offering of Convertible Senior Debentures (the
"Offering") for which you will act as the representatives (the "Representatives") of the Initial
Purchasers in the Offering.  The Convertible Senior
Debentures will be convertible into shares of Common
Stock. The undersigned acknowledges that you and the other initial purchasers are relying on the agreements of the undersigned contained in this letter in carrying out the Offering and in entering into arrangements with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned's household not to), without your prior written consent
(which consent may be withheld in your sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of
1934, as amended, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for, or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date
60 days after the date of the purchase agreement between the Company and the initial purchasers with respect to the Offering; provided, however, that nothing herein shall prevent the undersigned from (i) selling shares of Common Stock pursuant to a 10b5-1 selling plan implemented prior to the date hereof or
(ii) exercising vested Common Stock options (including through a cashless exercise mechanism). The undersigned agrees that any shares of Common Stock acquired in transactions described in clause (ii) of the previous sentence will be subject to this agreement. The undersigned also agrees and consents to the entry by the Company of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

If the Offering is not consummated on or prior to April
20, 2004, the agreements contained herein shall terminate and be of no further force or effect.


This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.




Printed Name of Holder



By:
  Signature




Printed Name of Person Signing
 (please indicate capacity of
person signing if signing as
custodian, trustee, or on behalf
of an entity)